UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.1a-12

DAG Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

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☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DAG MEDIA, INC.

125-10 Queens Boulevard

Kew Gardens, New York 11415

To Our Shareholders:

You are most cordially invited to attend a Special Meeting of Shareholders of DAG Media, Inc., referred to herein as the “Special Meeting”, on April [ ], 2006 [ ] a.m. local time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue (39th Floor), New York, New York 10178.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting.

It is important that your shares be represented at this Special Meeting to ensure the presence of a quorum. Whether or not you plan to attend the Special Meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Assaf Ran
President

TABLE OF CONTENTS

COVER PAGE
THE VOTING AND VOTE REQUIRED
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
PROPOSAL NO. 1 TO APPROVE THE PROPOSED ASSET SALE
General
Background of the Asset Sale
Information about the Buyer
Our Reasons for the Asset Sale
Summary of the Terms of the Asset Purchase Agreement
Assets to be Sold
Obligations to be Assumed by the Buyer
Purchase Price
Indemnification
Termination
Other Terms
Interests of our Directors and Executive Officers
Regulatory Approvals
Use of Proceeds from the Proposed Asset Sale
Business of the Company Following the Asset Sale
Material United States Federal Income Tax Consequences
Treatment of Outstanding Stock Options
Dissenters’ Rights
Vote Required and Board Recommendation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT
MISCELLANEOUS
Other Matters
Experts
Shareholders Proposals
Solicitation of Proxies
Householding of Special Meeting Material
Pro Forma Financial Statements
Incorporation of Documents by Reference
Independent Registered Public Accounting Firm
Where You Can Find More Information

ANNEX A - Opinion of Empire Valuation Consultants, LLC

ANNEX B - Asset Purchase Agreement

ANNEX C - Pro Forma Financial Statements

DAG MEDIA, INC.

125-10 Queens Boulevard

Kew Gardens, New York 11415

Notice of Special Meeting of Shareholders to be held on March, [ ], 2006

__________________

The Special Meeting of Shareholders of DAG Media, Inc., referred to herein as the “Special Meeting” will be held at the offices of Morgan, Lewis & Bockius LLP, Counselors at Law, 101 Park Avenue, 39th FL, New York, New York, on April, [ ], 2006 at [ ]a.m., Eastern Daylight Savings Time, for the purpose of considering and acting upon the following:

1.	To approve the proposed sale of a portion of our assets; and
2.	To transact such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof.

Holders of common stock of record at the close of business on [ ] are entitled to notice of and to vote at the Special Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Special Meeting. The Special Meeting may be adjourned from time to time without notice other than by announcement at the Special Meeting.

By order of the Board of Directors

Inbar Evron-Yogev

Secretary

Kew Gardens, New York

March [ ], 2006

IMPORTANT:

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. IN ADDITION, THIS PROPOSAL REQUIRES THE APPROVAL OF A MAJORITY OF ALL SHARES OF OUR COMMON STOCK OUTSTANDING, AND NOT JUST A MAJORITY OF THE QUORUM. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We shall appreciate your giving this matter your prompt attention.

DAG MEDIA, INC.

125-10 Queens Boulevard

Kew Gardens, New York 11415

___________________

PROXY STATEMENT

_________________

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of DAG Media, Inc., also referred to herein as “us”, “we”, “our” or “company”, to be used at the Special Meeting of Shareholders to be held at the offices of Morgan, Lewis & Bockius LLP, Counselors at Law, 101 Park Avenue, 39th FL, New York, New York, on April [ ], 2006, at [ ]a.m., Eastern Daylight Savings Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The company’s principal executive offices are located at 125-10 Queens Boulevard, Kew Gardens, New York 11415.

THE VOTING AND VOTE REQUIRED

On the record date for the Special Meeting, which was the close of business on [ ], 2006, there were outstanding [ ] shares of common stock of DAG Media, Inc., each of which will be entitled to one vote.

The presence, in person or by proxy, of holders of our common stock having a majority of the votes entitled to be cast at the Special Meeting shall constitute a quorum. The sale of a portion of DAG Media, Inc.’s assets shall be approved by a majority of all of the shares of our common stock outstanding, provided a quorum is present in person or by proxy.

We do not believe that the sale of the portion of our assets requires shareholder approval because the assets being sold do not constitute “all, or substantially all” of our assets. However, under Section 909 of the New York Business Corporation Law, the sale of “all, or substantially all” of our assets requires approval by the affirmative vote of the majority of all of the shares of our common stock outstanding, provided a quorum is present in person or by proxy. Nonetheless, we have required, as a condition to our obligation to consummate the transaction, that we obtain shareholder approval of the asset sale. Accordingly, for this reason, we are submitting the proposed transaction to the shareholder vote which would be required if such provision of New York law were deemed applicable.

All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted “FOR” the stated matter being voted on at the Special Meeting. A proxy may be revoked by the shareholder giving the proxy, at any time before it is voted, by written notice addressed to and received by the Secretary of DAG Media, Inc. or the Secretary of the Special Meeting, and a prior proxy is automatically revoked by a shareholder giving a subsequent proxy or attending and voting at the Special Meeting. Attendance at the Special Meeting, however, in and of itself does not revoke a prior proxy. In the case of the election of directors, shares represented by a proxy which are marked “WITHHOLD AUTHORITY” to vote for the proposed sale will not be counted in determining whether a majority vote has been received for the sale of a portion of our assets. Shares represented by proxies which are marked “ABSTAIN” on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (“broker non-votes”), those shares will not be included in the vote totals. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the asset sale.

This proxy statement, together with the related proxy card, is being mailed to our shareholders on or about March [ ], 2005.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS PROXY STATEMENT ARE “FORWARD-LOOKING STATEMENTS’ WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMINOLOGY SUCH AS “MAY”, “WILL”, “SHOULD”, “EXPECTS”, “INTENDS”, “ANTICIPATES”, “BELIEVES”, “ESTIMATES”, “PREDICTS”, OR “CONTINUE” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY AND INCLUDE, WITHOUT LIMITATION, STATEMENTS BELOW REGARDING: COMPLETION OF THE ASSET SALE, POSSIBLE ADJUSTMENTS TO THE PURCHASE PRICE, RAISING CAPITAL, OUR COMPANY’S RIGHTS TO ITS TECHNOLOGIES, PROSPECTIVE TAX TREATMENT UNDER THE U.S. AND OTHER LAW OF THE ASSET SALE, OUR COMPANY’S NET-OPERATING LOSS CARRY-FORWARDS, OTHER POTENTIAL ACQUIRORS, REGULATORY APPROVALS RELATING TO THE ASSET SALE, POTENTIAL INDEMNIFICATION PAYMENTS RELATING TO THE ASSET SALE, EFFECTS OF THE ASSET SALE, REASONS FOR THE ASSET SALE, OUR COMPANY’S PLANS FOLLOWING COMPLETION OF THE ASSET SALE, OR SUFFICIENCY OF CASH RESERVES FOLLOWING THE ASSET SALE. BECAUSE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT EXCEPTIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. MOREOVER, NEITHER WE, NOR ANY OTHER PERSON, ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THESE FORWARD-LOOKING STATEMENTS. WE ARE UNDER NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PROXY STATEMENT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS.

SUMMARY TERM SHEET

You are being asked to vote on the proposed asset sale. For your convenience, we have set forth below a summary of certain information relating to the asset sale that is contained under Proposal No. 1 in this proxy statement. This summary does not contain all of the information that you may consider to be important in determining how to vote on the proposed asset sale. You should carefully read this entire proxy statement and the other documents to which we refer. These will give you a more detailed description of the proposed asset sale. Each item in this summary refers to the pages where that subject is discussed in greater detail elsewhere in the proxy statement.

General (Page __)

On February 6, 2006, our Board of Directors unanimously approved the Asset Purchase Agreement between our company and DAG-Jewish Directories, Inc., also referred to herein as the Buyer, under which we agreed to sell a portion of our assets to the Buyer for a payment of cash in the amount of $291,667.00, the delivery of a promissory note in the amount of $613,333.00 and the Buyer’s assumption of liabilities relating to the assets being sold in the amount of approximately $3,200,000.00. A copy of the Asset Purchase Agreement is attached as Annex A to the proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Background of the Asset Sale (Page __)

On an ongoing basis, our Board of Directors and senior management periodically reviewed our company’s financial condition and growth prospects. Based on the belief that future growth would require a significant investment of cash for operations, updates and enhancements to our Jewish directories business, senior management proposed to our Board of Directors that our company explore alternative strategies for maximizing shareholder value.

On January 7, 2005, we announced our intention to sell our Jewish directories business, consisting of the Jewish Israeli Yellow Pages and the Master or Kosher Guide. The sale would include applicable trademarks, trade names and other intellectual property. We decided to seek a buyer for our Jewish directories business because the complexity, scale and probable margins of this business makes the costs of compliance with new regulatory requirements for public companies, under Sarbanes Oxley and other government structures, prohibitive, as well as the lack of growth of our Jewish directories business and the substantial losses of our Jewish directories business in recent years. While seeking to sell our Jewish directories business, we continue to seek to acquire a new potentially larger and more profitable business, more suitable for operation in a publicly traded company. In addition, as disclosed on December 5, 2005, we entered into an agreement with Ocean-7 Development, Inc. pursuant to which, together with Ocean-7 Development, Inc., we formed a new subsidiary, DAG Interactive, Inc. The objective of DAG Interactive, Inc. is to introduce DAG Media, Inc.’s unique and innovative software solution to the online Yellow Page industry. We believe that the sale of our Jewish directories business, the acquisition of a new business more suitable for operation in a public company and the formation of our new business called NextYellow.com, are the best ways to enhance shareholder value and optimize asset growth.

To assist us in the sale of our Jewish directories business, we retained, in January 2005, Dragonfly Capital Partners, LLC, an investment banking advisory firm, as our exclusive financial advisor. Dragonfly Capital Partners, LLC contacted several companies about a possible transaction with our company. Since we announced our desire to sell our Jewish directories business, our independent sales managers expressed an interest to buy the directories. These independent sales managers ultimately made a bid to purchase the Jewish directories business. As our engagement with Dragonfly Capital Partners, LLC didn’t generate a better or a higher bid for over a year, we have decided to explore a possible acquisition transaction with them. Starting on or about September 2005, our Chief Executive Officer, having received no higher bid, accepted the bid placed by the independent sales managers and negotiated the terms of the asset sale on behalf of our company with these sales managers. In January 2006, we began negotiating the terms of the asset purchase agreement.

On February 6, 2006, our Board of Directors met to consider the proposed draft of the Asset Purchase Agreement. In considering the proposed asset sale, the Board of Directors requested and received from the independent members of our Board of Directors approval for the asset sale. Following a full discussion, the Board of Directors unanimously approved the proposed Asset Purchase Agreement and authorized officers of our company to execute the definitive Asset Purchase Agreement. The Board of Directors approved the consummation of the asset sale contingent upon the receipt of a fairness opinion. We have engaged Empire Valuation Consultants, LLC to provide us with this fairness opinion. The Board of Directors also determined that the financial terms of the asset sale were fair to our company’s shareholders. On February 6, 2006, the definitive Asset Purchase Agreement was executed by the parties.

Information about the Buyer (Page __)

The purchaser of our assets will be DAG-Jewish Directories, Inc., a New York corporation. Its principal place of business is 125-10 Queens Boulevard, Kew Gardens, New York, NY 11415. The Buyer was formed by a group of sales agents who are familiar with the Jewish directories business. These sales agents formed the Buyer in the anticipation of operating the Jewish directories business through that entity. The Buyer is not an affiliate of our company.

Our Reasons for the Asset Sale (Page __)

Our Board of Directors considered the risks and challenges facing our company in the future as compared to the opportunities available to our company in the future and concluded that the asset sale was the best alternative for maximizing value to our shareholders. In approving the proposed asset sale to the Buyer, our Board of Directors considered a number of factors, including the following:

•	the lack of growth of the Jewish directories business and the inability of the Jewish directories business to produce earnings;
•	the historical financial performance of our company;
•	the financial prospects of our company;
•	the liquidity concerns currently faced by our company;
•	the terms and conditions of the proposed transaction;
•	the search conducted over the past year for potential buyers of the Jewish directories business;
•	the lack of other interested buyers of our Jewish directories business;
•	the short-term and long-term interests of our company and its shareholders;
•	our company’s current cash position and future growth opportunities;
•	the economic and market conditions affecting our company; and
•	the background of the negotiations and the terms of the transactions contemplated by the Asset Purchase Agreement.

In addition to contemplating these reasons, our Board of Directors sought and received approval for the transaction by the independent members of the Board of Directors. Based upon these reasons, the Board of Directors concluded that the transaction is in the best interest of our company and its shareholders.

Assets to be Sold (Page __)

The assets we propose to sell to the Buyer primarily consist of a portion of the assets of our company, some intellectual property owned by our company and related to the Jewish directories business, some of the intangible assets of our company and all of our company’s rights and obligations under contracts and all documents and information relating to our Jewish directories business for the past five (5) years.

We do not believe the proposed sale of a portion of our assets, if completed, would constitute a sale of “substantially all” of our assets under Section 910 of the New York Business Corporation law. We have come to this conclusion by examining the asset sale both in terms of the revenue the assets which are to be sold generate and the relative value of the portion of our assets being sold as compared to our assets being retained. First, under the revenue test, this is not a sale of “substantially all” of our assets as we are selling our unprofitable business and we are currently in operations and plan to produce, in the next few months, sales through the operation of NextYellow.com. Under the asset test this is not a sale of “substantially all” of our assets as the assets to be sold comprise less than 35% of the assets reflected on our balance sheet and less than 25% of our total market value. Accordingly, we have determined that this is not a sale of substantially all of our assets.

Obligations to be Assumed by the Buyer (Page _)

The Buyer will assume all of the liabilities pertaining to our Jewish directories business and the assets to be sold, as set forth on the closing balance sheet for our Jewish directories business.

Purchase Price (Page __)

For the assets, the Buyer will pay us $291,667.00 in cash at the closing, $613,333.00 pursuant to a promissory note that will be payable in monthly installments, at 5% per annum, over a period not to exceed two years and the Buyer’s assumption of liabilities relating to the assets being sold of approximately $3,200,000.00. The Asset Purchase Agreement does not provide for any adjustments to the purchase price amount.

Indemnification (Page __)

Our company and the Buyer will be indemnified for both any breach of a covenant or agreement made by the other party and any breach of any representation or warranty made by the other party to the Asset Purchase Agreement. In addition, the Buyer will indemnify our company for any obligations relating to our Jewish directories business, the assets which are being purchased and the liabilities assumed under the Asset Purchase Agreement.

Termination of the Asset Purchase Agreement (Page __)

The Asset Purchase Agreement may be terminated by us or the Buyer by mutual written consent. It may also be terminated by either party if the closing does not occur on or before March 31, 2006 because one or more of the conditions to the other party’s obligations to close has not been met or a government entity issues an order which effectively prohibits the transaction. In addition, the Buyer may terminate the Asset Purchase Agreement if we breach certain customary representations, warranties and covenants contained in the Asset Purchase Agreement. Conversely, we may terminate the Asset Purchase Agreement if the Buyer is unable to fulfill their obligations under the Asset Purchase Agreement, if they breach certain customary representations, warranties and covenants contained in the Asset Purchase Agreement, if we do not receive the requisite shareholder vote or we do not receive a fairness opinion from Empire Valuation Consultants, LLC.

Other Terms of the Asset Purchase Agreement (Page __)

In the Asset Purchase Agreement, our company makes certain customary representations and warranties to the Buyer about our business and assets. In addition, the Asset Purchase Agreement contains closing conditions to the asset sale, including the condition that we shall have received shareholder approval of the asset sale and received a fairness opinion.

Upon consummation of the asset sale, our company and the Buyer with enter into transition services agreements with each other, which provide that our company and the Buyer must provide services to each other to assist in the transition for both companies.

The Asset Purchase Agreement also contains mutual non-competition clauses wherein both our company and the Buyer agree not to compete with or solicit each other’s employees or clients.

Interests of our Directors and Executive Officers (Page __)

Upon consummation of the asset sale, Assaf Ran, our Chief Executive Officer and President, will enter into a Consulting Agreement with the Buyer pursuant to which he will provide consulting services to the Buyer. There is no guaranteed minimum amount to be paid to Mr. Ran.

Use of Proceeds from the Proposed Asset Sale (Page __)

Of the proceeds from the asset sale, an estimated $120,000 will be used to pay expenses related to the asset sale, including legal, accounting and printing fees and expenses and $40,000 will be used to pay the fee of Empire Valuation Consultants, LLC. Any remaining proceeds, together with any retained excess working capital, will be used for general business purposes, such as the expenses of meeting our reporting obligations under the Securities Exchange Act of 1934, the continued expansion of NextYellow.com and the continued search for an operating company which we can purchase. Our Board of Directors has not and it is unlikely that they will approve a dividend in connection with the proposed transaction, and thus, no amounts will be paid to you upon consummation of the asset sale unless, in the unlikely event, a dividend is hereafter declared.

Business of Our Company Following the Asset Sale (Page__)

We continue to develop our DAG Interactive software through which we anticipate starting a new internet business, NextYellow.com. We are also seeking to acquire another company through which we can operate. As the company will be engaged in extensive research and development activities and have smaller operations for a few months once the sale is consummated but have a large amount of cash on hand, we do not anticipate paying this cash to our shareholders in the form of a dividend, but will rather seek to utilize this cash to further develop NextYellow.com and purchase an additional operating company or business once one is ascertained. However, we may not choose any of the foregoing options and may, instead, pursue one or more options not yet considered. Currently, we have no commitments or agreements with any other person or entity regarding a proposed transaction.

Dissenters’ Rights (Page __)

We do not believe that the proposed sale of the assets, if completed, would constitute a sale of “all or substantially all” of our assets under New York law. However, if challenged, if the proposed asset sale is completed and the transaction is deemed to constitute a sale of “all or substantially all” of our assets under New York law, holders of our common stock would be entitled to certain dissenters’ rights upon compliance with the procedures prescribed by New York law. If a shareholder were to attempt to exercise dissenters’ rights in connection with the asset sale, we will vigorously challenge such an exercise, or the parties may also decide to not consummate the proposed asset sale.

Vote Required and Board Recommendation (Page __)

The approval of the asset sale to the Buyer requires the affirmative vote of the shareholders holding at least more than 50% of the outstanding shares of our common stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately [ ] shares of our common stock (approximately [ ]% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal. The Board of Directors believes that the asset sale is in the best interests of our company and our shareholders and recommends a vote “FOR” the proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What proposal will be voted on at the Special Meeting?
A:

The proposal to be voted on at the Special Meeting is whether to approve the sale of a portion of our assets to the Buyer. The assets we propose to sell to the Buyer primarily consist of our assets related to our Jewish directories business as well as some of our intellectual property rights, contracts, accounts receivable and tangible personal property. In addition, the Buyer will assume substantially all of the liabilities of the Jewish directories business. All will be sold pursuant to the terms of the Asset Purchase Agreement attached to the accompanying proxy statement as Annex A. The proposed sale of assets is referred to as the “asset sale”.

Q:	What will happen if the asset sale is approved?
A:

If the asset sale is approved, we will proceed to consummate the sale of a portion of our assets subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate the transaction will close shortly following the Special Meeting; however, the timing of the closing is dependent upon the satisfaction of such closing conditions. See “Proposal No. 1 - To Approve the Proposed Asset Sale - Summary Terms of the Asset Purchase Agreement.”

Q:	What will happen if the asset sale is not approved?
A:

We will review all options for continuing operations, and we will potentially seek to sell the Jewish directories business to a third party. We cannot assure you that any third party will offer to purchase our Jewish directories business for a price equal to or greater than the price proposed to be paid by the Buyer in the asset sale, or that our Jewish directories business can be sold all. See “Proposal No. 1 - To Approve the Proposed Asset Sale - Other Terms.”

Q:	What is our Board of Directors’ recommendation with respect to the asset sale proposal?
A:	Our Board of Directors recommends a vote “FOR” approval of the asset sale. See “Proposal No. 1 -To Approve the Proposed Asset Sale - Vote Required and Board Recommendation.”
Q:	Why does our Board of Directors believe the asset sale is in the best interest of our company’s shareholders?
A:

The Board of Directors considered the risks and challenges facing our company in the future as compared to the opportunities available to our company in the future and concluded that the asset sale was the best alternative for maximizing value to our shareholders. See “Proposal No. 1 - To Approve the Proposed Asset Sale - Background of the Asset Sale” and “Proposal No. 1 – To Approve the Proposed Asset Sale - Reasons for the Asset Sale.”

Q:	Will I receive a dividend on my shares as a result of the asset sale?
A:

Our Board of Directors has not approved a dividend in connection with the proposed transaction, and thus, no amounts will be paid to you upon consummation of the asset sale unless a dividend is hereafter declared. We cannot assure you that our Board of Directors will declare a dividend in the future. We do not have plans to declare a dividend at this time. See “Proposal No. 1 - To Approve the Proposed Asset Sale – Use of Proceeds from the Proposed Asset Sale.”

Q:	Do I have any dissenters’ rights in connection with the asset sale?
A:

No. As we have determined that this is not a sale of “substantially all” of our assets, our shareholders are not entitled to dissenters’ rights. See “Proposal No. 1 - To Approve the Proposed Asset Sale – Dissenters’ Rights.”

Q:	What vote is required to approve the asset sale?
A:

The proposal to approve the asset sale to the Buyer requires the affirmative vote of our shareholders holding at least more than 50% of our outstanding shares of common stock. All members of the Board of Directors and each of our executive officers who hold, (or are deemed to hold) as of the record date, an aggregate of approximately [ ] shares of our common stock (approximately [ ] of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal. See “Proposal No. 1 - To Approve the Proposed Asset Sale - Vote Required and Board Recommendation.”

Q:	What do I need to do now?
A:

After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. A majority of shares entitled to vote must be represented at the Special Meeting to enable our company to conduct business at the Special Meeting. See “The Voting and Vote Required.”

Q:	Can I change my vote after I have mailed my signed proxy?
A:

Yes. You can change your vote at any time before proxies are voted at the Special Meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our Secretary at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See “The Voting and Vote Required.”

Q:	If my broker holds my shares in “street name”, will the broker vote the shares on my behalf?
A:

A broker will vote shares ONLY if the holder of the shares provides the broker with instructions on how to vote. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as “broker non-votes,” will not be voted in favor of such matter. The proposal to approve the asset sale, pursuant to the terms of the Asset Purchase Agreement, requires the affirmative vote of at least more than 50% of our outstanding shares. Accordingly, broker non-votes will have the effect of a vote against the proposal. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote. See “The Voting and Vote Required.”

Q:	Who can help answer my questions?
A:

If you have any questions or need assistance with regard to voting your shares, or you have any questions about the Special Meeting or the proposal to be voted on at the Special Meeting, or if you need additional copies of the accompanying proxy statement or copies of any of our public filings referred to the accompanying proxy statement, you should contact our President and Chief Executive Officer at 125-10 Queens Boulevard, Kew Gardens, NY 11415. Our public filing can also be accessed at the Securities and Exchange Commission’s web www.sec.gov. See “Where You Can Find More Information.”

PROPOSAL NO. 1

TO APPROVE THE PROPOSED ASSET SALE

General

On February 6, 2006, our Board of Directors unanimously approved the Asset Purchase Agreement between our company and the Buyer under which we agreed to sell a portion of our assets to the Buyer for a combination of cash, the delivery of a promissory note, and the Buyer’s assumption of liabilities relating to the assets being sold. The material terms the Asset Purchase Agreement are summarized below. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Background of the Asset Sale

On an ongoing basis, our Board of Directors and senior management periodically reviewed the outlook for our Jewish directories business, as well as our company’s financial condition and growth prospects. Based on the belief that future growth would require a significant investment of cash for operations, updates and enhancements to our Jewish directories business and marketing, senior management proposed to the Board of Directors that our company explore alternative strategies for maximizing shareholder value.

On January 7, 2005, we announced our intention to sell our Jewish directories business, consisting of the Jewish Israeli Yellow Pages and the Master or Kosher Guide. The sale would include applicable trademarks, trade names and other intellectual property. We decided to seek a buyer for our Jewish directories business because the complexity, scale and probable margins of this business makes the costs of compliance with new regulatory requirements for public companies, under Sarbanes Oxley and other government structures, prohibitive, as well as the lack of growth of our Jewish directories business and the substantial operating losses of our Jewish directories business in recent years. While seeking to sell our Jewish directories business, we continue to seek to acquire a new potentially larger and more profitable business, more suitable for operation in a publicly traded company. In addition, as disclosed on December 5, 2005, we entered into an agreement with Ocean-7 Development, Inc. pursuant to which, together with Ocean-7 Development, Inc., we formed a new subsidiary, DAG Interactive, Inc. The objective of DAG Interactive, Inc. is to introduce DAG Media, Inc.’s unique and innovative software solution to the online Yellow Page industry. We believe that the sale of our Jewish directories business, the acquisition of a new business more suitable for operation in a public company and the formation of our new business called NextYellow.com, are the best ways to enhance shareholder value and optimize asset growth.

To assist us in the sale of our Jewish directories business, we retained, in January 2005, Dragonfly Capital Partners, LLC, an investment banking advisory firm, as our exclusive financial advisor. Dragonfly Capital Partners, LLC contacted several companies about a possible transaction with our company. Since we announced our desire to sell our Jewish directories business, our independent sales managers expressed an interest to buy the directories. These independent sales managers ultimately made a bid to purchase the Jewish directories business. As our engagement with Dragonfly Capital Partners, LLC didn’t generate a better or a higher bid for over a year, we have decided to explore a possible acquisition transaction with them. Starting on or about September 2005, our Chief Executive Officer, having received no higher bid, accepted the bid placed by independent sales managers and negotiated the terms of the asset sale on behalf of our company. In January 2006, we began negotiating an asset purchase agreement with these sales managers.

On February 6, 2006, the Board of Directors met to consider the proposed draft of the Asset Purchase Agreement. Following a full discussion, the Board of Directors unanimously approved the proposed Asset Purchase Agreement and authorized officers of our company to execute the definitive Asset Purchase Agreement. The Board of Directors also determined that the financial terms of the asset sale were fair to our company’s shareholders.

On February 6, 2006, the definitive Asset Purchase Agreement was executed by the parties.

Information about the Buyer

The purchaser of our assets will be DAG-Jewish Directories, Inc., a New York corporation. Its principal place of business is 125-10 Queens Boulevard, Kew Gardens, NY 11415. According to its Chief Executive Officer, the Buyer was formed by a group of sales agents who are familiar with the Jewish directories business. These sales agents formed DAG-Jewish Directories, Inc. in the anticipation of operating the Jewish directories business through that entity. Their business strategy is to continue to grow and develop the Jewish directories business. The Buyer is not an affiliate of our company.

Our Reasons for the Asset Sale

In approving the proposed asset sale to the Buyer, our Board of Directors considered a number of factors before recommending that our shareholders approve the proposed asset sale, including the following:

•	the lack of growth of the Jewish directories business and the inability of the Jewish directories business to produce earnings;
•	the historical financial performance of our company;
•	the financial prospects of our company;
•	the liquidity concerns currently faced by our company;
•	the terms and conditions of the proposed transaction;
•	the search conducted by us and Dragonfly Capital Partners, LLC over the past year for potential buyers of our Jewish directories business;
•	the lack of other interested buyers of our Jewish directories business;
•	the short-term and long-term interests of our company and its shareholders;
•	our company’s current cash position and future growth opportunities;
•	the economic and market conditions affecting our company;
•	the background of the negotiations and the terms of the transactions contemplated by the Asset Purchase Agreement;
•	the value of our assets, particularly of our intellectual property, and that certain contracts and customer relationships may decline with the passage of time; and
•	that as a result of the asset sale, our shareholders will be foregoing any opportunity to share in the future growth or increase in value of our company under its current line of business.

The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the transaction and the purchase price, our Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination and recommendations, and individual directors may have given different weight to different factors.

Our Board of Directors believes that the asset sale, as contemplated by the Asset Purchase Agreement, is fair to our shareholders. Our Board of Directors engaged an investment bank, Empire Valuation Consultants, LLC, to provide us with a fairness opinion pursuant to which the investment bank will determine the fairness of the asset sale to our shareholders. Empire Valuation Consultants, LLC is an independent valuation consulting firm which has performed financial valuations [for thousands of businesses around the globe.] Their experience includes a variety of companies of all sizes and in varying stages of their corporate life cycle.

A fairness opinion from an independent financial advisor typically entails a substantial fee to the requesting company and in this instance Empire Valuation Consultants, LLC and our company negotiated the price of the fairness opinion through arms length negotiations. In the context of an asset sale, the financial advisor will typically review a company’s historical and projected revenues, and the operating results of the company and those of comparable companies, and make certain assumptions regarding the value of the assets and liabilities of the associated business or assets. Accordingly, our Board of Directors believes that the asset sale is procedurally fair to our shareholders. A copy of the fairness opinion is attached hereto as Annex A.

[Summarize the terms of the fairness opinion]

Summary of the Terms of the Asset Purchase Agreement

The following sets forth a summary of the material provisions of the Asset Purchase Agreement. The summary description does not purport to be completed and is qualified in its entirety by reference to the Asset Purchase Agreement which is attached hereto as Annex B. All shareholders are urged to read the Asset Purchase Agreement in its entirety.

Asset to be Sold

The Asset Purchase Agreement provides that, subject to approval by our shareholders and satisfaction of certain other conditions described below, we will sell a portion of our assets to the Buyer.

The assets proposed to be sold to the Buyer., referred to as the “sale assets”, consist of some of the assets currently used to operate our business, including, without limitation:

•

All tangible assets including but not limited to furniture and fixtures, tools, machines, computers, software, assets, inventory, supplies, files, telephones, accounts receivable on the date of the closing, account payables and office equipment, with some exceptions, used to operate our Jewish directories business;

•	All trade names, domain names, trademarks, copyrights, trade secrets and any other intellectual property used to operate our Jewish directories business;

•	All the intangible assets, such as software, literature, manuals, training materials, product brochures, business methods, procedures and customer lists of our Jewish directories business;
•

All of our company’s rights and obligations under contracts pursuant to which we have agreed to provide products and services to a third party or a third party has agreed to provide products and services to us and any lease for items used in the course of operating our Jewish directories business; and

•	All documents and information relating to our operation of our Jewish directories business.

Obligations to be Assumed by the Buyer

At the closing, the Buyer will agree to assume, undertake, pay, perform or discharge all of the liabilities pertaining to our Jewish directories business and the assets to be sold. The assumed liabilities shall include any pending or threatened litigation related to our Jewish directories business.

Purchase Price

The purchase price will be paid as follows: (1) $291,667.00 in cash at the closing; (2) $613,333.00 through the payment of a promissory note which will provide that the Buyer shall make 24 monthly installments of $25,556.00 each, bearing 5% interest per annum, to be paid on the first of each month. The promissory note is secured by all of the current and future assets of the Buyer; and (3) Buyer will assume liabilities relating to the assets being sold in the amount of approximately $3,200,000.00.

Indemnification

Under the terms of the Asset Purchase Agreement, our company has agreed to indemnify the Buyer and their affiliates against any damages, losses or liabilities, including reasonable legal fees and expenses, that we may incur for any breach of any covenant or agreement made by us in this Asset Purchase Agreement or any breach of any representation or warranty made by our company in the Asset Purchase Agreement.

Further, under the terms of the Asset Purchase Agreement, the Buyer has agreed to indemnify our company and our affiliates against any damages, losses or liabilities, including reasonable legal fees and expenses, that we may incur for any breach of any covenant or agreement made by us in the Asset Purchase Agreement or any breach of any representation, and warranty made by our company in the Asset Purchase Agreement or any obligations assumed hereunder relating to our Jewish directories business, the assets being purchased and/or any liabilities assumed by the Buyer under the Asset Purchase Agreement.

Termination

The Asset Purchase Agreement provides that it may be terminated by us or the Buyer by mutual written consent or if the transaction does not close on or before March 31, 2006 provided that such delay is not caused by a breach of a representation, warranty, covenant or agreement made under the Asset Purchase Agreement or a governmental entity does not issue an order or other action that effectively prevents the actions contemplated under the Asset Purchase Agreement.

The Asset Purchase Agreement may also be terminated by the Buyer if we breach any of our representations, warranties or covenants in any material respect or such a representation or warranty becomes untrue such that the conditions in the Asset Purchase Agreement would not be satisfied. In addition, the Asset Purchase Agreement may be terminated by us if the Buyer breaches any of its representations, warranties or covenants in any material respect and such breach is not waived by us, if the Buyer breaches any of their representations, warranties or covenants in any material respect or such a representation or warranty becomes untrue such that the conditions in the Asset Purchase Agreement would not be satisfied or we do not receive the requisite shareholder approval of our shareholders or we do not receive a fairness opinion from Empire Valuation Consultants, LLC.

If, prior to termination of the Asset Purchase Agreement, in accordance with the termination provisions of the Asset Purchase Agreement, we receive a proposal which would be more beneficial to our shareholders involving the sale of a portion of our assets, we may terminate the Asset Purchase Agreement provided we give the Buyer three days prior written notice of the new proposal and the Buyer does not make a counter offer that our Board of Directors determines to be at least as beneficial for our shareholders.

In the event of termination in accordance with the terms of the Asset Purchase Agreement, provided such a termination is not due to a breach of any of the duties imposed upon the parties by the Asset Purchase Agreement, each party shall bear its own costs and expenses incurred in connection with the Asset Purchase Agreement.

Other Terms

In the Asset Purchase Agreement, our company makes representations and warranties to the Buyer including representations and warranties regarding our corporate status, authority to complete the asset sale, contracts being assumed by the Buyer, intellectual property, financial statements, liabilities, litigation, insurance, accounts receivable, customers, distributors and suppliers, tax matters, and title to the assets being sold. The Buyer makes representations and warranties to us regarding the Buyer’s corporate status and authority to complete the asset sale. We also agree that between signing the Asset Purchase Agreement and closing the transaction we will not modify any material contracts or enter into new contracts for the distribution, sale or marketing of our products other than in the ordinary course of business, we will not sell, lease or encumber our assets except in the ordinary cause of business, and we will not enter into any settlement agreement for any litigation, except as approved by the Buyer.

In addition, the Asset Purchase Agreement contains closing conditions to the asset sale, including the condition that we shall have received shareholder approval of the asset sale, we receive a fairness opinion from Empire Valuation Consultants, LLC and is subject to the review of the tax and accounting treatment of the asset sale by our independent registered public accounting firm.

The Asset Purchase Agreement also contains mutual non-competition clauses wherein both our company and the Buyer agree not to compete, indirectly or directly or operate or be employed by a competitor, or attempt to solicit the other company’s employees or current or former clients for their own operations.

If the asset sale is not approved by our shareholders at the Special Meeting, we will review all options for continuing operations. We cannot assure you that any third party will offer to purchase our Jewish directories business for a price equal to or greater than the price proposed to be paid by the Buyer in the asset sale, or that our Jewish directories business can be sold at all.

The following resolution will be offered at the Special Meeting:

“RESOLVED, THAT THE ASSET SALE, PURSUANT TO THE ASSET PURCHASE AGREEMENT, TO DAG-JEWISH DIRECTORIES, INC. BE APPROVED.”

Interests of our Directors and Executive Officers

Upon consummation of the asset sale, Assaf Ran, our Chief Executive Officer and President will enter into a Consulting Agreement with the Buyer pursuant to which he will provide consulting services to the Buyer at a rate of $250.00 an hour for a term not to exceed 24 months. Under this agreement, Mr. Ran shall provide the Buyer with consulting services on all operational matters including, sales, production, advice to executive management, training and on-going support, as may be reasonably requested. Mr. Ran will not receive any guaranteed minimum amount of consulting fees.

Regulatory Approvals

With the exception of ensuring compliance with New York’s Bulk Sales laws, no United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed asset sale other than the federal securities laws.

Use of Proceeds from the Proposed Asset Sale

On the closing date, amongst other consideration, we will receive approximately $291,667.00 in cash of which:

•	an estimated $120,000 will be used to pay expenses related to the asset sale transaction, including legal, accounting and printing costs and fees; and
•	$40,000 will be used to pay the fee of Empire Valuation Consultants, LLC.

Any remaining proceeds, together with any retained excess working capital, will be used for general business purposes, such as the expenses of meeting our reporting obligations under the Securities Exchange Act of 1934, the continued expansion of NextYellow.com and the continued search for an operating company which we can purchase. Our Board of Directors has not approved a dividend in connection with the proposed transaction and, thus, no amounts will be paid to you upon consummation of the asset sale unless a dividend is hereafter declared. We cannot assure you that our Board will declare a dividend in the future. We currently do not anticipate declaring a dividend.

Management believes we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes as a result of the asset sale. Therefore, we will not set aside any material amounts specifically for the payment of any tax liability.

We anticipate that the remaining proceeds from the asset sale, together with any interest on such proceeds, will provide us with sufficient liquidity until such time as we find and acquire another operating company that satisfies our needs.

Business of Our Company Following the Asset Sale

Immediately following the closing, we will have no material liabilities other than the retained liabilities described above and ordinary course payables, including payables for the maintenance of directors and officers insurance policies, and payments to professionals in connection with the maintenance of our reporting obligations under the Securities Exchange Act of 1934, as amended.

Our Board of Directors currently favors attempting to identify new strategic business opportunities related to the development of NextYellow.com. NextYellow.com is a new application which will facilitate highly accurate and instant matching between consumers’ needs and businesses' capabilities. The application will characterize consumer requests by geographic location as well as by a DAG Interactive-developed smart category index. This smart index will ultimately create a user friendly experience. Business service providers and retailers can register and receive leads in their geographic coverage area and categories for a monthly fee. The application, which covers the typical Yellow Pages index and more, transforms the old-fashioned "Let your fingers do the walking” way of thinking into a new paradigm: "Let the business do the walking" (a trademark of DAG Interactive).

We are also seeking to acquire another company through which we can operate. As the company will have limited operations for a few months once the sale is consummated, as NextYellow.com is still being developed, but have a large amount of cash on hand, we do not anticipate paying this cash to our shareholders in the form of a dividend, but will rather seek to utilize this cash to purchase a new operating company once one is ascertained. However, we may not choose any of the foregoing options and may, instead, pursue one or more options not yet considered. Currently, we have no commitments or agreements with any other person or entity regarding a proposed transaction.

Our Board of Directors intends to explore opportunities with only those companies who have commenced doing business in an area or industry in which the Board of Directors considers to be promising. When evaluating potential targets for a business combination, we will consider the operating history of the target, the anticipated cash needs of the target during the short-term and long-term and the short-term and long-term prospects of the business of the target.

Material United States Federal Income Tax Consequences

Federal Income Taxation of the Company. Following the consummation of the asset sale, we will continue to be subject to United States Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold.

Federal Income Taxation of our Shareholders. As our shareholders are not entitled to dissenters rights in connection with the asset sale, we do not expect that our shareholders will recognize any gain or loss for United States Federal income tax purposes as a result of the asset sale.

Treatment of Outstanding Stock Options

The asset sale will have no effect on our 1999 Stock Option Plan, as amended.

Dissenters’ Rights

We do not believe the proposed sale of a portion of our assets, if completed, would constitute a sale of “substantially all” of our assets under Section 910 of the New York Business Corporation law. We have come to this conclusion by examining the asset sale both in terms of the revenue the assets which are to be sold generate and the relative value of the portion of our assets being sold as compared to our assets being retained. First, under the revenue test, this is not a sale of “substantially all” of our assets as we are selling our unprofitable business and we are currently in operations and we plan to produce sales through the operation of NextYellow.com in the next few months. Under the asset test this is not a sale of “substantially all” of our assets as the assets to be sold comprise less than 35% of the total assets reflected on our balance sheet and less than 25% of our total market value. Accordingly, we have determined that this is not a sale of substantially all of our assets as of the date the definitive Asset Purchase Agreement was executed. If a shareholder were to attempt to exercise dissenters’ rights in connection with the asset sale, we will vigorously challenge such an exercise, or the parties may also decide to not consummate the proposed asset sale.

Vote Required and Board Recommendation

The approval of the asset sale to the Buyer, pursuant to the terms of the Asset Purchase Agreement, requires the affirmative vote of at least the shareholders holding more than 50% of the outstanding shares of our Common Stock. All members of the Board of Directors and each of our executive officers who hold (or are deemed to hold), as of the record date, an aggregate of approximately ☐ shares of our Common Stock (approximately [ ]% of the outstanding shares of Common Stock as of the record date) have indicated that they will vote in favor of the proposal.

The Board of Directors believes that the asset sale is in the best interests of our company and our shareholders and recommends a vote “FOR” this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our Common Stock is the only class of stock entitled to vote at the Special Meeting. As of [ ], there were approximately [ ] holders of record but we estimate that we have over [450] beneficial holders of our Common Stock. The following table sets forth certain information, as of [ ], with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date, (ii) each of our Directors, which includes all nominees, and our executive officers, and (iii) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission.

Name and Address of Beneficial Owner (1)	Amount and Number of Shares Beneficially Owned (2)		% of Class (2)

Assaf Ran	1,513,259	(3)	47.12%

Yael Shimor-Golan	22,149	(4)	*

Michael J. Jackson	21,000	(5)	*

Phillip Michals	21,000	(6)	*

Eran Goldshmid	28,000	(7)	*

Mark Alhadeff	20,000		*

All Directors and Officers as a
group (6 persons)	1,625,408	(8)	[ ] %

*	Less than 1%

(1)	Unless otherwise provided, all addresses should be care of DAG Media, Inc., 125-10 Queens Boulevard, Kew Gardens, New York 11415.

(2)

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on [ ] shares outstanding on [ ].

(3)	Includes 1,326,595 shares owned of record and 186,664 shares subject to options, which were exercisable as of [ ], or 60 days after such date.

(4)	Includes 18,149 shares owned of record.

(5)	Includes 21,000 shares subject to options, which were exercisable as of [ ] or 60 days after such date.

(6)	Includes 21,000 shares subject to options, which were exercisable as of [ ] or 60 days after such date.

(7)	Includes 28,000 shares subject to options, which were exercisable as of [ ] or 60 days after such date.

(8)	See Notes 3 through 7.

MISCELLANEOUS

Other Matters

Management knows of no matter other than the foregoing to be brought before the Special Meeting, but if such other matters properly come before the Special Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Experts

The consolidated financial statements of DAG-Media, Inc. and related financial statement schedules as of December 31, 2004 and for each of the two years in the period ended December 31, 2005, incorporated in this proxy statement/prospectus by reference from DAG Media, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005, have been audited by Goldstein Gloub Kessler LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

Shareholder Proposals

The Company still intends to hold its Annual Meeting of Shareholders. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 125-10 Queens Boulevard, Kew Gardens, New York 11415, in writing not later than [ ].

Shareholders who intend to present a proposal at such Annual Meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our President and Chief Executive Officer at the aforementioned address not later than [ ].

If we do not receive notice of a shareholder proposal within this timeframe, our management will use its discretionary authority to vote the shares that they represent as our Board of Directors may recommend.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Solicitation of Proxies

The entire cost of the solicitation of proxies will be borne by our company. Proxies may be solicited by directors, officers and regular employees of our company, without extra compensation, by telephone, telegraph, mail or personal interview. Solicitation is not to be made by specifically engaged employees or paid solicitors. Our company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of our Common Stock.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: 125-10 Queens Boulevard, Kew Gardens, New York 11415, (718) 520-1000. If you want to receive separate copies of our proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Pro Forma Financial Statements

Our unaudited pro forma condensed balance sheet and statement of operations for our fiscal year ended [ ] is annexed to this proxy statement as Annex C. The unaudited pro forma condensed balance sheet of our company at [ ] gives effect to the proposed asset sale as if it occurred as of [ ].

Incorporation of Certain Documents by Reference

This proxy statement incorporates by reference the materials and information contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including audited financial statements.

Independent Registered Public Accounting Firm

Representatives of Goldstein Gloub Kessler LLP, DAG-Media Inc.’s independent auditors, are expected to be present at the special meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document filed by our company at the public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can review our electronically filed reports, proxy statements other information on the SEC’s website at http://www.sec.gov. Our common stock is traded under the symbol “DAGM.”

EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By order of the Board of Directors

Assaf Ran

President

Kew Gardens, New York

March [ ], 2006

ANNEX A

ANNEX B

ANNEX C